UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): August 27, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 27, 2010 MedCath Corporation (“MedCath”) entered into a definitive agreement (the “Equity Purchase Agreement”) to sell its wholly owned subsidiary which is the indirect owner of a one-third ownership interest and management rights in Avera Heart Hospital of South Dakota (“Hospital”) to Avera McKennan. Purchase terms are $20.0 million plus a percentage of eligible Hospital cash. Total net proceeds to MedCath are anticipated to be approximately $16.0 million after closing costs and taxes. The transaction is expected to close in 45 to 90 days, subject to certain closing conditions. A copy of a press release announcing the transaction dated August 30, 2010 and the Equity Purchase Agreement are included as Exhibit 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 30, 2010

Exhibit 99.2	Equity Purchase Agreement by and between Avera McKennan as Buyer and SFHM, Inc. as Seller dated as of August 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: September 1, 2010	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer